Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Primus Knowledge Solutions, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-82059, 333-33088, 333-40736 and 333-111886) on Form S-8 and the registration statements (Nos. 333-42216, 333-66616, and 333-110199 and 333-112205) on Form S-3 of Primus Knowledge Solutions, Inc. of our report dated February 10, 2004, except as to Notes 10 and 16 which are as of March 18, 2004, relating to the consolidated balance sheets of Primus Knowledge Solutions, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Primus Knowledge Solutions, Inc. Our report refers to a change in the method of accounting for goodwill and other intangible assets.

/s/ KPMG LLP

Seattle, Washington

March 24, 2004